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                                                                    EXHIBIT 99.2

PROXY                                                                      PROXY

                          GENERAL PHYSICS CORPORATION
                        SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 23, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Revoking any prior appointment, the undersigned, a stockholder of General Physics Corporation, hereby appoints Kenneth L. Crawford and John C. McAuliffe, and each of them, attorneys and agents of the undersigned with full power of substitution, to vote all of the shares of the Common Stock of the undersigned in said Company at the Special Meeting of Stockholders of said Company to be held at the Columbia Hilton, 5485 Twin Knolls Road, Columbia, Maryland on January 23, 1997 commencing at 11:00 a.m. local time and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below and in their discretion on any other matter as may properly come before the meeting or any adjournment thereof.

            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)

                          GENERAL PHYSICS CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

(1) APPROVAL OF MERGER AGREEMENT: Authority to vote this Proxy for or against the approval and adoption of the Agreement and Plan of Merger, dated as of November 19, 1996 among General Physics Corporation, National Patent Development Corporation and GPX Acquisition Inc. ("GPX"), a wholly owned subsidiary of National Patent Development Corporation as amended by Amendment No. 1, dated as of December 18, 1996 (as so amended the "Merger Agreement"), providing for, among other things, the merger of GPX with and into General Physics Corporation, which will be the surviving corporation, as more fully described in the Joint Proxy Statement/Prospectus dated December 19, 1996 relating to the Special Meeting:

                [ ] FOR            [ ] AGAINST        [ ] ABSTAIN

(2) Upon any other matters which may properly come before the meeting or any adjournments thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS (1) AND (2).

                                                     Please sign exactly as name
                                                     appears hereon.

                                                     Dated:

                                                    ---------------------------,


                                                     ---------------------------
                                                              Signature

                                                     ---------------------------
                                                      Signature if held jointly

                                                     Please mark, sign, date and
                                                     return the proxy card
                                                     promptly using the enclosed
                                                     envelope. When shares are
                                                     held by joint tenants both
                                                     should sign. When signing
                                                     as attorney, executor,
                                                     administrator or trustee,
                                                     please give full title as
                                                     such. If a corporation,
                                                     please sign in full
                                                     corporate name by President
                                                     or other authorized
                                                     officer. If a partnership,
                                                     please sign in partnership
                                                     name by authorized person.